For further information contact:

Media Relations:	Investor Relations:
Pia Reinhold • 314/955-4651	Justin Gioia • 314/955-2379
pia.reinhold@agedwards.com	jjgioia@agedwards.com

FOR IMMEDIATE RELEASE

A.G. Edwards, Inc. Announces Date for Special Meeting of Stockholders

to Vote on Proposed Merger with Wachovia Corporation

ST. LOUIS, August 29, 2007 – A special meeting of stockholders of A.G. Edwards, Inc.,

a Delaware corporation, is being held on Friday, Sept. 28, 2007, at 10:00 a.m., local time, at

A.G. Edwards’ home office, One North Jefferson Avenue, St. Louis, Missouri, for the following purposes:

•

To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated May 30, 2007, by and among Wachovia Corporation, White Bird Holdings, Inc., a wholly-owned subsidiary of Wachovia, and A.G. Edwards, Inc., as more fully described in the proxy statement-prospectus to be mailed to A.G. Edwards stockholders.

•

To consider and vote upon a proposal to approve the adjournment of the special meeting, including, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting for the foregoing proposal.

The close of business on August 13, 2007 has been fixed as the record date for determining those stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. Only A.G. Edwards stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. In order to adopt the merger agreement, the holders of a majority of the outstanding shares of A.G. Edwards common stock entitled to vote must vote in favor of the proposal.

The proxy statement-prospectus regarding the proposed merger will be mailed, together with a proxy card and notice of the special meeting, to A.G. Edwards stockholders of record as of the August 13, 2007 record date on or about August 30, 2007.

- more -

A.G. Edwards, Inc.

August 29, 2007

FORWARD-LOOKING STATEMENTS

Wachovia Corporation and A.G. Edwards have entered into a merger agreement. The proposed merger between Wachovia and A.G. Edwards (the “Merger”) is subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by forward-looking statements for a variety of factors including: (1) the risk that the businesses of Wachovia and A.G. Edwards, in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of A.G. Edwards’ shareholders to approve the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which Wachovia and/or A.G. Edwards conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; and (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s and A.G. Edwards’ brokerage and capital markets activities. Additional factors that could cause Wachovia’s and A.G. Edwards’ results to differ materially from those described in the forward-looking statements can be found in Wachovia’s and A.G. Edwards’ Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning A.G. Edwards or the proposed Merger or other matters and attributable to Wachovia or A.G. Edwards or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia and A.G. Edwards do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this material.

The proposed Merger will be submitted to A.G. Edwards’ shareholders for their consideration. Wachovia has filed a registration statement with the SEC, which includes a proxy statement/prospectus regarding the proposed Merger. A.G. Edwards’ shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You can obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about Wachovia and A.G. Edwards, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.wachovia.com and www.agedwards.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Wachovia Corporation, Investor Relations, One Wachovia Center, 301 South College Street, Charlotte, NC 28288-0206, 704-383-0798; or to A.G. Edwards, Inc., Investor Relations, One North Jefferson Avenue, St. Louis, MO 63103, 314-955-3782.

- more -

A.G. Edwards, Inc.

August 29, 2007

Wachovia and A.G. Edwards and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the shareholders of A.G. Edwards in connection with the proposed Merger. Information about the directors and executive officers of Wachovia is set forth in the proxy statement for Wachovia’s 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 9, 2007. Information about the directors and executive officers of A.G. Edwards is set forth in the proxy statement for A.G. Edwards’ 2007 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on May 15, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

#   #   #